Exhibit 99.1

Brightcove Announces Financial Results for Second Quarter 2016

Company reports second quarter revenue of $37.0 million, up 13% year-over-year

BOSTON, MA (July 28, 2016) – Brightcove Inc. (NASDAQ: BCOV), a leading global provider of cloud services for video, today announced financial results for the quarter ended June 30, 2016.

“Brightcove delivered strong second quarter results that met or exceeded our expectations from both a revenue and profitability perspective,” said David Mendels, Chief Executive Officer of Brightcove. “We are excited by the positive momentum we are seeing across our business, highlighted by the signing of multi-year, multi-million dollar contracts with two media customers, including our first 8 figure contract.”

Mendels continued, “During the second quarter, we demonstrated our commitment to innovation by introducing many exciting new product announcements that address some of the biggest trends in video, including OTT, expanding media delivery across more devices, and social distribution. The product innovation we have brought to market in recent quarters is putting Brightcove in a great position to help customers utilize their video assets to generate better business performance. We are confident that our strategy will drive more revenue growth and profitability over time while generating significant value for our shareholders.”

Second Quarter 2016 Financial Highlights:

•	Revenue for the second quarter of 2016 was $37.0 million, an increase of 13% compared to $32.8 million for the second quarter of 2015. Subscription and support revenue was $35.1 million, an increase of 10% compared with $31.9 million for the second quarter of 2015.

•	Gross profit for the second quarter of 2016 was $23.5 million, compared to $21.3 million for the second quarter of 2015, representing a gross margin of 64% for the second quarter of 2016. Non-GAAP gross profit for the second quarter of 2016 was $24.1 million, representing a year-over-year increase of 10% and a non-GAAP gross margin of 65%. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense and the amortization of acquired intangible assets.

•	Loss from operations was $2.2 million for the second quarter of 2016, compared to a loss of $3.2 million for the second quarter of 2015. Non-GAAP loss from operations, which excludes stock-based compensation expense, the amortization of acquired intangible assets and merger-related expenses, was $302,000 for the second quarter of 2016, an improvement compared to a non-GAAP loss of $964,000 during the second quarter of 2015.

•	Net loss was $2.4 million, or $0.07 per diluted share, for the second quarter of 2016. This compares to a net loss of $3.6 million, or $0.11 per diluted share, for the second quarter of 2015. Non-GAAP net loss, which excludes stock-based compensation expense, the amortization of acquired intangible assets and merger-related expenses, was $489,000 for the second quarter of 2016, or $0.01 per diluted share, compared to a non-GAAP net loss of $1.5 million for the second quarter of 2015, or $0.04 per diluted share.

•	Adjusted EBITDA was $885,000 for the second quarter of 2016, compared to $620,000 for the second quarter of 2015. Adjusted EBITDA excludes stock-based compensation expense, the amortization of acquired intangible assets, merger-related expenses, depreciation expense, other income/expense and the provision for income taxes.

•	Cash flow from operations was $2.0 million for the second quarter of 2016, compared to cash flow from operations of $385,000 for the second quarter of 2015.

•	Free cash flow was $1.0 million after the company invested $1.0 million in capital expenditures and capitalization of internal-use software during the second quarter of 2016. Free cash flow was negative $1.6 million for the second quarter of 2015.

•	Cash and cash equivalents were $30.2 million as of June 30, 2016 compared to $29.3 million at March 31, 2016.

A Reconciliation of GAAP to Non-GAAP results has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Other Second Quarter and Recent Highlights:

•	Average revenue per premium customer was $69,000 in the second quarter of 2016. This is an increase of 8% from $64,000 in the comparable period in 2015.

•	Recurring dollar retention rate was 95% in the second quarter of 2016, which was within our historical target in the low to mid 90% range.

•	Ended the quarter with 4,774 customers, of which 1,926 were premium.

•	New media customers and media customers who expanded their relationship during the quarter included: AMC, BounceTV, Box Plus, Express Newspapers, Le Parisien, Pluto TV, Ringier AG, TV Dorama, TV5Monde Asia, Woven Digital and Yelp, among others.

•	New digital marketing customers and digital marketing customers who expanded their relationship during the quarter included: Angie’s List, Comodo, Jardine Matheson, Keurig Green Mountain, Lush Cosmetics, Morningstar, Omron, Rolls Royce, SAS Institute, TUI Travel Group, and Xero, among others.

•	Launched a video content marketplace powered by Vemba, a next generation video distribution and content discovery platform for premium publishers. The Vemba marketplace is integrated with Brightcove’s Video Cloud, which helps expand content libraries and create new revenue opportunities for media companies.

•	Partnered with IRIS.TV to license its Adaptive Stream™ technology, which will enable Brightcove customers to provide personalized programming to their viewers through content discovery and recommendations.

Business Outlook

Based on information as of today, July 28, 2016, the Company is issuing the following financial guidance:

Third Quarter 2016:

•	Revenue is expected to be in the range of $37.0 million to $37.5 million.

•	Non-GAAP income/loss from operations is expected to be in the range of $800,000 to $1.3 million, which excludes stock-based compensation of approximately $1.6 million and the amortization of acquired intangible assets of approximately $800,000.

•	Adjusted EBITDA in the second quarter is expected to be in the range of $2.0 million to $2.5 million, which excludes stock-based compensation of approximately $1.6 million, the amortization of acquired intangible assets and depreciation of approximately $1.2 million, and other expense and taxes of approximately $300,000.

•	Non-GAAP diluted net income per share is expected to be $0.01 to $0.03, which excludes stock-based compensation of approximately $1.6 million and the amortization of acquired intangible assets of approximately $800,000, and assumes approximately 34.9 million shares outstanding.

Full Year 2016:

•	Revenue is expected to be in the range of $148.3 million to $149.3 million.

•	Non-GAAP income/loss from operations is expected to be in the range of $2.3 to $3.8 million, which excludes stock-based compensation of approximately $6.0 million and the amortization of acquired intangible assets of approximately $3.1 million.

•	Adjusted EBITDA for the full year is expected to be in the range of $8.0 to $9.5 million, which excludes stock-based compensation of approximately $6.0 million, the amortization of acquired intangible assets and depreciation of approximately $5.0 million, and other expense and taxes of approximately $800,000.

•	Non-GAAP diluted net income per share is expected to be in the range of $0.05 to $0.08, which excludes stock-based compensation of approximately $6.0 million and the amortization of acquired intangible assets of approximately $3.1 million, and assumes approximately 34.3 million shares outstanding.

Conference Call Information

Brightcove will host a conference call today, July 28, 2016, at 5:00 p.m. (Eastern Time) to discuss the Company’s financial results and current business outlook. To access the call, dial 877-407-3982 (domestic) or 201-493-6780 (international). A replay of this conference call will be available for a limited time at 877-870-5176 (domestic) or 858-384-5517 (international). The replay conference ID is 13640131. A replay of the webcast will also be available for a limited time at http://investor.brightcove.com.

About Brightcove

Brightcove Inc. (NASDAQ:BCOV) is the leading global provider of powerful cloud solutions for delivering and monetizing video across connected devices. The company offers a full suite of products and services that reduce the cost and complexity associated with publishing, distributing, measuring and monetizing video across devices. Brightcove has nearly 5,000 customers in over 70 countries that rely on the company’s cloud solutions to successfully publish high-quality video experiences to audiences everywhere. To learn more, visit www.brightcove.com.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our financial guidance for the third fiscal quarter of 2016 and full year 2016, our position to execute on our growth strategy, and our ability to expand our leadership position and market opportunity. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning.

These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: our history of losses; our limited operating history; expectations regarding the widespread adoption of customer demand for our products; our ability to expand the sales of our products to customers located outside the U.S.; keeping up with the rapid technological change required to remain competitive in our industry; our ability to retain existing customers; our ability to manage our growth effectively and successfully recruit additional highly-qualified personnel; the price volatility of our common stock; and other risks set forth under the caption “Risk Factors” in our most recently filed Annual Report on Form 10-K, as updated by our subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Brightcove has provided in this release the non-GAAP financial measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss), adjusted EBITDA and non-GAAP diluted net income (loss) per share. Brightcove uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Brightcove’s ongoing operational performance. Brightcove believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Brightcove’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share exclude stock-based compensation expense, the amortization of acquired intangible assets and merger-related expenses. The non-GAAP financial results discussed above of adjusted EBITDA is defined as consolidated net income (loss), plus stock-based compensation expense, the amortization of acquired intangible assets, merger-related expenses, depreciation expense, other income/expense, including interest expense and interest income, and the provision for income taxes. Merger-related expenses include fees incurred in connection with closing an acquisition in addition to fees associated with the retention of key employees. Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. The Company’s earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at http://www.brightcove.com.

Investor Contact:

Brian Denyeau

ICR for Brightcove

brian.denyeau@icrinc.com

646-277-1251

Media Contact:

Phil LeClare

Brightcove Inc

pleclare@brightcove.com

617-674-6510

Brightcove Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$30,194	$27,637
Accounts receivable, net of allowance	18,869	21,213
Prepaid expenses and other current assets	5,842	4,579

Total current assets	54,905	53,429
Property and equipment, net	9,362	8,689
Intangible assets, net	12,537	13,786
Goodwill	50,776	50,776
Deferred tax asset	82	63
Restricted cash	201	201
Other assets	980	724

Total assets	$128,843	$127,668

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,883	$3,302
Accrued expenses	11,301	12,849
Capital lease liability	633	850
Equipment financing	301	—
Deferred revenue	32,253	29,836

Total current liabilities	49,371	46,837
Deferred revenue, net of current portion	90	95
Other liabilities	2,299	2,601

Total liabilities	51,760	49,533
Stockholders’ equity:
Common stock	33	33
Additional paid-in capital	223,180	220,458
Treasury stock, at cost	(871)	(871)
Accumulated other comprehensive loss	(657)	(888)
Accumulated deficit	(144,602)	(140,597)

Total stockholders’ equity	77,083	78,135

Total liabilities and stockholders’ equity	$128,843	$127,668

Brightcove Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue:
Subscription and support revenue	$35,080	$31,917	$69,733	$63,728
Professional services and other revenue	1,880	931	3,519	2,005

Total revenue	36,960	32,848	73,252	65,733
Cost of revenue: (1) (2)
Cost of subscription and support revenue	11,675	10,357	23,350	20,703
Cost of professional services and other revenue	1,778	1,201	3,367	2,447

Total cost of revenue	13,453	11,558	26,717	23,150

Gross profit	23,507	21,290	46,535	42,583

Operating expenses: (1) (2)
Research and development	7,255	7,267	14,681	15,087
Sales and marketing	13,976	11,903	26,511	22,742
General and administrative	4,487	5,209	9,064	10,370
Merger-related	—	62	21	76

Total operating expenses	25,718	24,441	50,277	48,275

Loss from operations	(2,211)	(3,151)	(3,742)	(5,692)
Other expense, net	(91)	(429)	(122)	(653)

Net loss before income taxes	(2,302)	(3,580)	(3,864)	(6,345)
Provision for income taxes	96	66	141	132

Net loss	$(2,398)	$(3,646)	$(4,005)	$(6,477)

Net income (loss) per share—basic and diluted	$(0.07)	$(0.11)	$(0.12)	$(0.20)

Weighted-average shares—basic and diluted	32,794	32,548	32,760	32,522
(1) Stock-based compensation included in above line items:
Cost of subscription and support revenue	$68	$51	$110	$71
Cost of professional services and other revenue	32	19	89	52
Research and development	181	226	570	660
Sales and marketing	497	463	979	921
General and administrative	347	577	836	1,085
(2) Amortization of acquired intangible assets included in the above line items:
Cost of subscription and support revenue	$508	$508	$1,016	$1,015
Research and development	32	31	63	63
Sales and marketing	244	250	470	501

Brightcove Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2016	2015
Operating activities
Net loss	$(4,005)	$(6,477)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,985	4,802
Stock-based compensation	2,584	2,789
Provision for reserves on accounts receivable	165	167
Loss on disposal of equipment	—	44
Changes in assets and liabilities:
Accounts receivable	2,364	2,035
Prepaid expenses and other current assets	(1,647)	(878)
Other assets	(231)	(530)
Accounts payable	881	1,332
Accrued expenses	(1,067)	(2,127)
Deferred revenue	1,980	(726)

Net cash provided by operating activities	5,009	431

Investing activities
Cash paid for purchase of intangible asset	(300)	—
Purchases of property and equipment, net of returns	(1,026)	(2,441)
Capitalization of internal-use software costs	(1,677)	(336)

Net cash used in investing activities	(3,003)	(2,777)

Financing activities
Proceeds from exercise of stock options	188	58
Payments of withholding tax on RSU vesting	(108)	—
Proceeds from equipment financing	604	1,704
Payments on equipment financing	(122)	(404)
Payments under capital lease obligation	(461)	(627)

Net cash provided by financing activities	101	731

Effect of exchange rate changes on cash and cash equivalents	450	(63)

Net increase (decrease) in cash and cash equivalents	2,557	(1,678)
Cash and cash equivalents at beginning of period	27,637	22,916

Cash and cash equivalents at end of period	$30,194	$21,238

Brightcove Inc.

Reconciliation of GAAP Gross Profit, GAAP Loss From Operations, GAAP Net Loss and GAAP Net Loss Per Share to

Non-GAAP Gross Profit, Non-GAAP Income (Loss) From Operations, Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Share

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
GROSS PROFIT:
GAAP gross profit	$23,507	$21,290	$46,535	$42,583
Stock-based compensation expense	100	70	199	123
Amortization of acquired intangible assets	508	508	1,016	1,015

Non-GAAP gross profit	$24,115	$21,868	$47,750	$43,721

LOSS FROM OPERATIONS:
GAAP loss from operations	$(2,211)	$(3,151)	$(3,742)	$(5,692)
Stock-based compensation expense	1,125	1,336	2,584	2,789
Merger-related expenses	—	62	21	76
Amortization of acquired intangible assets	784	789	1,549	1,579

Non-GAAP (loss) income from operations	$(302)	$(964)	$412	$(1,248)

NET LOSS:
GAAP net loss	$(2,398)	$(3,646)	$(4,005)	$(6,477)
Stock-based compensation expense	1,125	1,336	2,584	2,789
Merger-related expenses	—	62	21	76
Amortization of acquired intangible assets	784	789	1,549	1,579

Non-GAAP net (loss) income	$(489)	$(1,459)	$149	$(2,033)

GAAP diluted net loss per share	$(0.07)	$(0.11)	$(0.12)	$(0.20)

Non-GAAP diluted net (loss) income per share	$(0.01)	$(0.04)	$0.00	$(0.06)

Shares used in computing GAAP diluted net loss per share	32,794	32,548	32,760	32,522
Shares used in computing Non-GAAP diluted net (loss) income per share	32,794	32,548	33,787	32,522

Brightcove Inc.

Calculation of Adjusted EBITDA

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net loss	$(2,398)	$(3,646)	$(4,005)	$(6,477)
Other expense, net	(91)	(429)	(122)	(653)
Provision for income taxes	96	66	141	132
Merger-related expenses	—	62	21	76
Depreciation and amortization	1,971	2,373	3,985	4,802
Stock-based compensation expense	1,125	1,336	2,584	2,789

Adjusted EBITDA	$885	$620	$2,848	$1,975